Exhibit 10.4

NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (the “Non-Solicitation Agreement”) is entered into as of February 8, 2017 by and between Rich Uncles NNN REIT, INC., (the “Company”), RICH UNCLES, LLC (“Sponsor”) and RICH UNCLES NNN REIT OPERATOR, LLC (“Advisor”) to protect the valuable competitive information and business relationships of Sponsor and Advisor.

1.       Acknowledgements.

The Company acknowledges and agrees that:

(a)       In the course and scope of the Amended and Restated Advisory Agreement dated as of January 17, 2017 (“Advisory Agreement”) with Sponsor and Advisor, it has developed or will develop unique relationships with Sponsor’s and Advisor’s employees; and

(c)       The Company is entering into this Non-Solicitation Agreement in conjunction with its participation in the Advisory Agreement which provides adequate and significant consideration for the Company’s willingness to enter into this Non-Solicitation Agreement.

2.       Non-Solicitation of the Sponsor and Advisor’s Employees.

During the term of the Advisory Agreement and for the twelve (12) month period following any failure to renew the Advisory Agreement (the “Non-Solicitation Period”), the Company agrees that it shall not, and shall cause its Subsidiaries not to:

(a)       Directly or indirectly, hire, engage, contract with or employ (as an employee, agent, consultant or otherwise) any Sponsor or Advisor employee or any independent contractor engaged exclusively by Sponsor or Advisor (collectively, “Restricted Employees”);

(b)       Directly or indirectly, solicit for employment or the engagement of services of any Restricted Employee or induce or attempt to induce any Restricted Employee to leave his or her employment with Sponsor or Advisor, or in any way intentionally interfere with the employment relationship between any Restricted Employee and Sponsor or Advisor or any of their affiliates, in each case for the purpose of employing or engaging the services of such Restricted Employee or soliciting such Restricted Employee to become an employee or consultant of the Company or any of its affiliates or any third person; provided, however, that nothing herein shall preclude the Company from employing or soliciting any Restricted Employee (i) who independently responds to any public advertisement or general solicitation (such as a newspaper advertisement or internet posting) not specifically targeting such Restricted Employee, or (ii) following the termination of such Restricted Employee’s employment with Sponsor or Advisor for any reason, provided, that the Company has not induced such Restricted Employee to terminate his or her employment in breach of the Company’s obligations hereunder; or

(c)       Take any action or attempt to take any action with the intent of impairing any material relationship, contractual or otherwise, between Sponsor or Advisor and any Restricted Employee or any customer, supplier, consultant, independent contractor, distributor or reseller of Sponsor or Advisor.

3.        Common Law Duties.

The Company acknowledges and agrees that it owes fiduciary and common law duties to Sponsor and Advisor, in addition to the covenants set forth above, prohibiting the interference with the employment relationships of the Restricted Employees and the unlawful interference with Sponsor’s and Advisor’s business and customer relationships.

5.        Duty to Show Non-Solicitation Agreement to Prospective Employers.

During the term of the Non-solicitation Period, any employee of Sponsor or Advisor shall, prior to accepting other employment, provide a copy of this Non-Solicitation Agreement to any recruiter who assists them in locating employment other than with Sponsor or Advisor and to any prospective employer with which they discuss potential employment.

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6.        Termination of Non-Solicitation Agreement.

This Non-Solicitation Agreement shall terminate only upon the expiration of the Non-Solicitation Period or by the mutual written agreement of the parties hereto.

7.        Survival.

The obligations contained in Sections 2 and 3 above shall survive the termination of this Non-Solicitation Agreement. In addition, the termination of this Non-Solicitation Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of termination of this Non-Solicitation Agreement, or which may arise by any event causing the termination of this Non-Solicitation Agreement.

8.        Waiver of Rights.

If on one or more instances any party to this Non-Solicitation agreement fails to insist that the other party perform any of the terms of this Non-Solicitation Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Non-Solicitation Agreement; and the obligations of both parties under this Non-Solicitation Agreement shall continue in full force and effect. The Company’s waiver, for whatever reason, of the terms of a non-solicitation agreement between the Company, Sponsor and Advisor shall not operate as a waiver or release of the obligations under the Non-Solicitation Agreement and may not be used as evidence of the Company’s intent to waive any of the terms of this Non-Solicitation Agreement.

9.        Modification.

This Non-Solicitation Agreement or any provision of it cannot be modified, abrogated or waived except in a written document signed by the authorized officers of each party hereto.

10.      Remedies.

Each of the Company, Sponsor and Advisor acknowledges and agrees that compliance with Sections 2 and 3 of this Non-Solicitation Agreement is necessary to protect the business and goodwill of Sponsor and Advisor; and that a breach of either of Sections 2 or 3 will irreparably and continually damage Sponsor and Advisor, for which money damages may not be adequate.

11.       Tolling Period of Restriction.

The Company acknowledges and agrees that in addition to the remedies Sponsor and Advisor may seek and obtain pursuant to Section 10, the Non-Solicitation Period will be extended by any and all periods in which the Sponsor is found to have been in violation of the applicable covenant contained in Sections 2 or 3.

12.       Attorneys’ Fees.

In the event of any dispute or controversy arising under this Non-Solicitation Agreement, the prevailing party in any litigation or arbitration shall be entitled to recover from the other party the costs and expenses, including attorney’s fees, incurred by the prevailing party related solely to the dispute or controversy.

13.       No Defense.

A claim by the Company against Sponsor and Advisor shall not constitute a defense to Sponsor and Advisor’s enforcement of the restrictive covenants of this Non-Solicitation Agreement.

14.       Severability.

The Company acknowledges and agrees that the parties have attempted to limit its right to solicit only to the extent necessary to protect the legitimate interests of Sponsor and Advisor. If any provision or clause of this Non-Solicitation Agreement, or portion thereof, shall be held by any court of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties and the Company agrees, that if any court construes any provision or clause of this Non-Solicitation Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

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15.       Governing Law/Jurisdiction.

This Non-Solicitation Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to its laws or regulations relating to conflict of laws. I hereby consent to the jurisdiction of, and agree that any claim arising out of or relating to this Non-Solicitation Agreement may be brought in any federal court or any state court of Delaware that has jurisdiction over such matters.

16.       Assignment.

This Non-Solicitation Agreement and any rights thereunder may be assigned by Sponsor and Advisor and if so assigned shall operate to protect the Restricted Employee relationships of the Sponsor and Advisor as well as such relationships of the assignee.

17.       Applicability.

This Non-Solicitation Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, assigns, executors, administrators and personal representatives.

18.       Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties, covenants and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed.

19.       Construction.

The Company, Sponsor and Advisor acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

20.       Notice.

Any notice to be given to the Company shall be sent by registered mail, certified mail or any other method by which receipt can be confirmed to the Company at its last known residence address. Any notice to be given to the Sponsor and Advisor shall be sent by registered mail, certified mail or any other method by which receipt can be confirmed to the Company at its offices at:

If to Rich Uncles NNN REIT, INC.:

Rich Uncles NNN REIT, Inc.

3080 Bristol Street, Suite 550

Costa Mesa, CA 92626

Attn: Jean Ho, Chief Financial Officer

If to Sponsor:

Rich Uncles, LLC

3080 Bristol Street, Suite 550

Costa Mesa, CA 92626

Attn: Harold Hofer, Chief Executive Officer

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If to Advisor:

Rich Uncles NNN REIT OPERATOR, LLC

3080 Bristol Street, Suite 550

Costa Mesa, CA 92626

Attn: Harold Hofer, Chief Executive Officer

Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Non-Solicitation Agreement. If mailed as provided in this Non-Solicitation Agreement, notice shall have been deemed to be given as of the date of mailing.

21        Headings.

The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Non-Solicitation Agreement.

22.       Opportunity to Review.

The Company acknowledges and agrees that the Sponsor and the Advisor are advising it that it may consult with an independent attorney before signing this Non-Solicitation Agreement.

23.       Complete Understanding.

This Non-Solicitation Agreement constitutes the complete understanding between the parties regarding this subject.

IN WITNESS WHEREOF, the parties have caused this Non-Solicitation Agreement to be executed and delivered, effective as of the date first above written.

Rich Uncles NNN REIT, Inc.

By:	/s/ JEAN HO
Jean Ho
Chief Financial Officer

Rich Uncles NNN REIT Operator, LLC

By: Rich Uncles, LLC, its Manager

By:
Harold Hofer
Manager

Rich Uncles, LLC

By:	/s/ HAROLD HOFER
Harold Hofer
Manager

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